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                                                                      EXHIBIT 12

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

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
                                                                             THREE MONTHS ENDED
                                                                                 MARCH 31,
                                                                            --------------------
                                                                              1995        1994
                                                                            --------    --------
                                                                                (DOLLARS IN
                                                                                 MILLIONS)
Income before cumulative effect of accounting change.....................   $2,154.0    $1,611.8
United States, foreign, and other income taxes...........................    1,325.7       840.3
Equity in (income) losses of associates..................................      (14.8)       36.7
Amortization of capitalized interest.....................................       12.7        12.6
                                                                            --------    --------
Income before income taxes, undistributed (income) losses of associates,
  and amortization of capitalized interest...............................    3,477.6     2,501.4
                                                                            --------    --------
Fixed charges included in net income
  Interest and related charges on debt...................................    1,439.0     1,164.5
  Portion of rentals deemed to be interest...............................      144.6       106.3
                                                                            --------    --------
     Total fixed charges included in net income..........................    1,583.6     1,270.8
                                                                            --------    --------
Earnings available for fixed charges.....................................   $5,061.2    $3,772.2
                                                                             =======     =======
Fixed charges
  Fixed charges included in net income...................................   $1,583.6    $1,270.8
  Interest capitalized in the period.....................................        8.6         9.7
                                                                            --------    --------
     Total fixed charges.................................................   $1,592.2    $1,280.5
                                                                             =======     =======
Ratios of earnings to fixed charges......................................       3.18        2.95
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